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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 3, 2005, except for paragraphs 3 through 6 of
Note 10 as to which the date is April 21, 2005, in the Registration Statement (Form S-1) and related Prospectus of SGX Pharmaceuticals, Inc. for the registration of its common stock expected to be filed on or about September 1, 2005.

                                          /s/    ERNST & YOUNG LLP

San Diego, California
August 29, 2005